EXHIBIT 99.2

NEWS

MEDIA CONTACTS:
Bob Pearson, Dwayne Cox
(512) 728-3256, (512) 728-6236
bob_pearson@dell.com, dwayne_cox@dell.com

INVESTOR CONTACTS:
Lynn A. Tyson, Robert Williams
(512) 723-1130, (512) 728-7570
lynn_tyson@dell.com, robert_williams@dell.com

DELL WILL DELAY FORM 10-K FILING PENDING COMPLETION OF INVESTIGATION

ROUND ROCK, Texas, March 29, 2007 — Dell announced today that it will delay the filing of the Form 10-K for its fiscal year ended February 2, 2007 beyond the prescribed due date of April 3, 2007 and the subsequent extension date of April 18, 2007. As previously announced, the Audit Committee of the company’s Board of Directors is conducting an independent investigation into certain accounting and financial reporting matters. The company will delay the 10-K filing because that investigation has not been completed. “As we move toward the conclusion of our investigation, we are committing the time and resources required to ensure a thorough and comprehensive review and resolution of all identified issues and the implementation of appropriate remedial measures,” said Thomas W. Luce III, chair of Dell’s Audit Committee.

The Audit Committee’s investigation has identified a number of accounting errors, evidence of misconduct, and deficiencies in the financial control environment. The Audit Committee is working with management and the company’s independent auditors to determine whether the accounting errors necessitate any restatements of prior period financial statements, and to assess whether the control deficiencies constitute a material weakness in Dell’s internal control over financial reporting.

Management continues to be committed to resolving the issues raised in connection with the investigation, and regaining compliance with all SEC filing requirements and all NASDAQ listing requirements, as soon as possible.

About Dell

Dell Inc. (NASDAQ: DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell is a leading global systems and services company and No. 25 on the Fortune 500. For more information, visit www.dell.com. To get Dell news direct, visit www.dell.com/RSS.

Special Note

Statements in this press release that relate to future results and events are forward-looking statements based on Dell's current expectations. Actual results may differ materially from those estimated in these forward-looking statements because of a number of risks and uncertainties, including: general economic, business and industry conditions; the level and intensity of competition in the technology industry and the pricing pressures that have resulted; the outcome of the ongoing investigations into certain accounting and financial reporting matters that could result in management's determination that restatements of the company's prior period financial statements are required, or management's conclusion that there is a material weakness in the company's internal controls over financial reporting and that disclosure controls and procedures are not effective; Dell's failure to meet NASDAQ requirements for continued listing as a result of its delinquent periodic report filings; litigation and governmental investigations or proceedings arising out of or related to accounting and financial reporting matters, or any restatement of Dell's financial statements; local economic and labor conditions, political instability, unexpected regulatory changes, trade protection measures, tax laws, copyright levies and fluctuations in foreign currency exchange rates; the ability to accurately predict product, customer and geographic sales mix; the ability to timely and effectively manage periodic product transitions; reliance on third-party suppliers for product components, including dependence on several single-source supplier relationships; the ability to effectively manage operating costs; the ability to attract and retain qualified personnel; the level of demand for the products and services Dell offers; the ability to manage inventory levels to minimize excess inventory, declining inventory values and obsolescence; and the effect of armed hostilities, terrorism, natural disasters and public health issues on the economy generally, on the level of demand for Dell's products and services and on Dell's ability to manage its supply and delivery logistics in such an environment. Additional discussion of these and other factors affecting Dell's business and prospects is contained in Dell's periodic filings with the Securities and Exchange Commission.